As filed with the Securities and Exchange Commission on November 12, 2008
Registration No. 333-55665

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERAMARK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1192368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3750 Monroe Avenue
Pittsford, New York 14534
(585) 381-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

RONALD C. LUNDY
Vice President of Finance and CFO
Veramark Technologies, Inc.
3750 Monroe Avenue
Pittsford, New York 14534
Telephone (585) 381-6000
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF CERTAIN SECURITIES
     Veramark Technologies, Inc. (the “Registrant”) hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, No. 333-55665 (the “Registration Statement”), to deregister all unsold securities registered for sale through the 1998 Employee Stock Purchase Plan (the “1998 Plan”). The Registrant no longer offers its securities through the 1998 Plan and is filing this Post-Effective Amendment No. 1 in accordance with the undertaking in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering through the 1998 Plan.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Pittsford, State of New York, on the 11th day of November, 2008.

VERAMARK TECHNOLOGIES, INC. (Registrant)
By:	/s/ Anthony C. Mazzullo
Anthony C. Mazzullo,
President and CEO and Director (Principal Executive Officer)

By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Vice President of Finance and CFO (Principal Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Charles A. Constantino	/s/ Seth J. Collins

Charles A. Constantino, Director	Seth J. Collins, Director
Date: November 11, 2008	Date: November 11, 2008

/s/ John E. Gould	/s/ Andrew W. Moylan

John E. Gould, Director	Andrew W. Moylan, Director
Date: November 11, 2008	Date: November 11, 2008